EXHIBIT 10.6

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) made and entered into as of August 1, 2022 (the “Commencement Date”) by and between GREYSTONE REAL ESTATE, L.L.C., an Oklahoma limited liability company (“Landlord”), and GREYSTONE MANUFACTURJNG, L.L.C., an Oklahoma limited liability company (“Tenant”).

WITNESETH:

In consideration of the covenants, terms and conditions hereinafter set forth, the parties hereto, and each of them, do hereby agree as follows:

1. Leased Premises. Landlord does hereby lease unto Tenant and Tenant does hereby lease from Landlord, upon the terms and conditions hereinafter set forth, the two separate parcels of land situated in Scott County, Iowa, commonly known as (a) 2600 Shoreline Drive, Bettendorf, Iowa, as legally described on Exhibit “A” attached hereto and made a part hereof, and (b) 2601 Shoreline Drive, Bettendorf, Iowa, as legally described on Exhibit “A” attached hereto and made a part hereof, together with all buildings and other improvements to be made thereon as hereinafter provided thereon and all rights and appurtenances thereunto belonging (said real property, improvements, rights and appurtenances being hereinafter collectively referred to as the “Leased Premises”) subject however to all liens, encumbrances, restrictions, agreements and other matters of record.

2. Primary Term. This Lease shall be for a primary term often (10) years (the “Primary Term”) commencing on the August 1, 2022 (the “Commencement Date”), and terminating on July 31, 2032 unless sooner terminated as provided in this Lease Agreement. The Term shall also include the proper exercise of the Renewal Term as described in Section 3 below.

3. Option To Renew. For consideration given and covenants made, and provided Tenant is not in default at the time of exercise of this renewal option or any time thereafter until the Renewal Term is to commence, Tenant shall be entitled at its election, to renew and extend the term of this Lease for one (1) additional period of five (5) years (the “Renewal Term”), and together with the Primary Term, the “Term”) upon the same terms and conditions as set forth herein for the Primary Term except for the amount of rent to be paid shall be increased as provided in Section 4 of this Lease. Tenant may exercise the option granted hereunder by written notice to Landlord at least three hundred sixty-five days (365) days prior to the expiration of the Primary Term. If Tenant fails to exercise the option to renew this Lease as granted hereunder in the manner set forth above, (or does not immediately surrender the Leased Premises upon the expiration or earlier termination of the Term) but remains in possession of the Leased Premises after the expiration of the Primary Term or earlier termination, then the Base Rent payable by Tenant shall be increased equal to one hundred fifteen percent(l 15%) of the Rent Installment then in effect, the Additional Rent and other sums that would have been payable pursuant to the provisions of this Lease if the term had continued during said holdover period. Such rent shall be computed by Landlord and paid by Tenant on the first day of each calendar month thereafter until the Leased Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto.

4. Rent. Tenant hereby covenants and agrees to pay Landlord, without offset, deduction, prior notice or demand, as the Base Rent for the Leased Premises during the Primary Term the sum of Five Million Four Hundred Seventy-Three Thousand Eight Hundred Dollars ($5,473,800.00) (the “Base Rent”). Such Base Rent shall be payable in advance, on or before the first day of each and every calendar month during the Primary Term, as follows: (i) sixty (60) equal, successive monthly installments of Forty Four Thousand Five Hundred Dollars ($44,500.00 - the “First Half Rent Installments”), and (ii) commencing on August I, 2027 sixty (60) equal successive monthly installments of Forty Six Thousand Seven Hundred Thirty Dollars ($46,730.00 -the “Second Half Rent Installments”), and together with the First Half Rent Installment and any monthly installment of Base Rent during the Renewal Term, the “Rent Installment”). Base Rent for the Renewal Term, if exercised, shall be the sum of Two Million Nine Hundred Forty Three Thousand Six Hundred Dollars ($2,943,600.00) payable in sixty equal monthly installments of Forty Nine Thousand Sixty Dollars ($49,060.00) commencing on August 2032. If the Primary Term or any Renewal Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the Rent Installments shall be prorated based on the number of days in each such calendar month and as so prorated shall be paid in advance. Tenant agrees to timely pay each Rent Installment to Landlord at the address set forth in Section 26(e) below (or such other address or to such other payee as may be designated by Landlord in writing from time to time), each such Rent Installment to be paid without demand therefor and in lawful money of the United States of America. Base Rent, together with any Rent Installment, Additional Rent and any other amount owed by Tenant to Landlord under this Lease is referred to herein as “Rent”. For purposes of this Lease, any additional rent or other sum owed by Tenant to Landlord under this Lease (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable shall be considered “Additional Rent”.

If any amount of Base Rent or Additional Rent is not received within ten ( I 0) days after the date such payment is due then in addition to paying the amount then due, Tenant shall pay to Landlord, without notice or demand, a late charge (“Late Charge”) equal to five percent (5%) of such payment; provided, however, with respect to the first time in any twelve (12) month period any amount of Base Rent or Additional Rent is not received by Landlord within ten (I 0) days after the date such payment is due no Late Charge shall be payable by Tenant to Landlord.

5. Acceptance/ As-is Condition. Tenant acknowledges that it is completely familiar with the Leased Premises and legally permissible uses thereon. Accordingly, Tenant accepts possession of the Leased Premises in its “as is” condition as of the Commencement Date. Landlord makes no warranty or representation, express or implied, with respect to the Leased Premises, either as to its fitness for use, its design or condition, or any particular use or purpose to which the Leased Premises may be fit, or otherwise, or as to the quality of the material or workmanship therein, or the existence of any defects, latent or patent, it being agreed that all such risks are borne by Tenant.

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6. Absolute Net Lease. Notwithstanding anything to the contrary contained herein, this Lease shall be an absolute net lease, so that this Lease shall yield all Base Rent payable hereunder as an absolutely net return to Landlord. Accordingly, with the sole exception of Landlord’s income taxes Tenant shall pay all taxes, insurance, ground rents, easement charges, association fees, and other costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises, including, without limitation, costs with respect to the ownership and operation thereof, which accrue prior to the expiration of the Term. Tenant’s obligation to pay all amounts accrued during the term described in this Section 6 shall survive the expiration of the Term.

7. Payment of Impositions. Tenant shall pay all Impositions prior to the date they come due. As soon as practicable after the payment thereof Tenant shall deliver to Landlord written evidence of each such payment. To the extent that any such impositions are imposed upon Landlord, at Landlord’s option, Tenant shall either pay such impositions directly to the taxing authority or reimburse Landlord for such Impositions. If the Term expires on a day other than the last day of a calendar year, then Tenant’s liability for Impositions for such calendar year shall be apportioned by multiplying the amount of impositions for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is three hundred sixty-five (365).

a. The term “Impositions” shall mean, collectively, taxes, including without limitation, a:ny present or future real estate taxes, all taxes or other impositions that are in the nature of or in substitution for real estate taxes, business district or arena taxes, business or occupation, single business, transaction, occupancy costs associated with Tenant’s use of the facilities, as well as special user fees, license fees, permits, improvement bonds, levies, improvement district charges, governmental charges, rates, and assessments, general, special, ordinary or extraordinary, foreseen and unforeseen, that are imposed upon Landlord, rent, Tenant or the Leased Premises, fixtures, machinery, equipment or systems used in connection with the Leased Premises or the business being operated on the Leased Premises, including without limitation, taxes in the nature of a sales, use, gross receipts or other tax or levy on the rents payable by Tenant. Impositions shall not include any federal, state, or local tax imposed on Landlord that is based upon Landlord’s net income.

b. Tenant shall pay before delinquency any business, rent, sales, franchise or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use, operation, or occupancy of the Leased Premises, the conduct of Tenant’s business at the Leased Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee.

8. Insurance. Tenant, at Tenant’s sole cost and expense, shall keep the Leased Premises insured at all times against loss or damage by fire and such other hazards and risks as may be embraced from time to time by the standard extended coverage endorsement approved for use in the State of lowa at the time of the procurement of any such policy or the renewal thereof in an amount not less than the one hundred percent (100%) of the replacement cost of the Leased Premises as determined on an annual basis, subject to approval by Landlord, and furnish to Landlord, upon request, a certificate of insurance or evidence thereof. As of the date of this Lease, the parties agree that the replacement costs of the Leased Premises is Seven Million Dollars ($7,000,000.00)

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a. Tenant further agrees to keep in force at Tenant’s sole cost and expense, so long as Tenant occupies the Leased Premises or any portion thereof, Comprehensive General Commercial Public Liability Insurance with a company licensed to do business within the State of Iowa in minimum amounts of not less than (x) One Million and Noll 00’s Dollars ($1,000,000.00) combined single limit per occurrence with a Two Million ($2,000,000.00) with a $2,000,000.00 general aggregate.

b. Tenant further agrees to keep in full force and Business Interruption insurance in an amount equal to not less than one year’s Rent payable hereunder.

c. All policies of insurance provided for under this Section 8 shall name Landlord, any mortgage lender as Landlord shall designate, and Tenant as named insureds to the extent of their respective interests. The fire and extended coverage insurance policy shall designate any mortgagee of the Leased Premises pursuant to a standard mortgage clause. All such policies of insurance shall provide that any loss shall be payable as therein provided notwithstanding any act or negligence of Landlord, Tenant or any other occupant of the Leased Premises which might otherwise result in forfeiture of said insurance and shall require the insurer under such policies to provide Landlord thirty (30) days prior written notice that such policy is due to expire or be cancelled. Policies of insurance provided by Tenant shall be primary over any other valid and collectible insurance and non-contributory and contain a deductible amount less than or equal to $50,000. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance provided it is customary for owners of comparable properties in the vicinity of the Leased Premises to carry insurance of such higher amounts or of such different types. Concurrently with Tenant’s execution of this Lease and at least annually thereafter , and at any time upon request of Landlord, (i) certificates (including ACORD form 27) evidencing that such insurance coverage required pursuant to this Section 8 is in full force and effect and (ii) a certificate from Tenant’s insurance agent stating that all insurance required by this Lease is in full force and effect and complies with the terms, requirements and provisions of this Lease.

d. Tenant hereby releases and relieves Landlord and waives its right of recovery against Landlord, for direct or consequential loss or damage arising out of or related to any accident covered by the property insurance carried by Landlord, whether or not due to the negligence of Landlord, its agents, employees or contractors.

9. Repairs and Maintenance. All installations and improvements now or hereafter placed on the Leased Premises shall be at Tenant’s sole cost and expense, provided, that any such installations or improvements which significantly alter the use of the Leased Premises must receive the prior written consent of Landlord. Tenant at its sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacement in and to the Leased Premises (including without limitation, all interior and exterior, roofing, structural, non-structural and systems maintenance, repairs and replacements) that are necessary or desirable to keep the Leased Premises substantially in the same condition to its condition on the Commencement Date (reasonable wear and tear excepted) and in a clean, safe and tenantable condition, and otherwise in accordance with all applicable laws and the requirements of this Lease, including without limitation, repairs required as a result of any act or omission of any invitee, agent, employee, affiliate, subtenant, assignee, contractor, client, licensee, customer or visitor of Tenant. Tenant shall maintain all improvements, fixtures and personal property (including all equipment) located in, or serving, the Leased Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall maintain all drives, sidewalks, parking areas and lawns on the Leased Premises in a clean condition, free of accumulations of dirt, trash, snow and ice. Tenant shall suffer no waste or injury to any part of the Leased Premises. When used in this Section 9, the term “repairs” shall include replacement or renewals when necessary and all such repairs made by Tenant shall be at least equal in quality and class to the original construction of the Leased Premises, normal wear and tear excluded. If Tenant has not performed its obligations under this Section 9 within thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right, but not the obligation, to perform Tenant’s obligations hereunder and to charge Tenant as Additional Rent for all costs and expenses incurred in connection therewith.

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10. Use of Leased Premises. Tenant shall be entitled to use the Leased Premises primarily for the manufacture of plastic pallets and related products or any other purpose as may be permitted by law. Tenant expressly agrees not to use the Leased Premises for any purpose that would constitute a nuisance or in any manner violate any ordinance, law, regulation or statute of any governmental authority.

11. Alterations. Landlord is under no obligations to make any alterations, decorations, additions, improvements, demolitions or other changes in or to the Leased Premises. Tenant shall have the right, at Tenant’s sole cost and expense, to make any reasonable alterations, decorations, improvements or additions to the Leased Premises as Tenant may desire, PROVIDED, HOWEVER, Tenant shall not undertake any material alteration, decoration, installation or addition to the Leased Premises without first obtaining (i) the written consent of Landlord, and (ii) when required by any mortgagee, the written consent of any mortgagee maintaining an interest in the Leased Premises. Any such alterations, decorations, improvements or additions to the Leased Premises shall be made in compliance with all local ordinances and public authorities having jurisdiction thereof and in a good, workmanlike and first class manner. Any and all alterations to the Leased Premises shall become the property of the Landlord upon termination of this Lease, except for detachable and movable equipment, furniture and trade fixtures owned by Tenant, all of which may be removed by Tenant. Landlord may, nonetheless, require Tenant to remove, at Tenant’s cost and expense, any and all fixtures, equipment and other improvements installed on Leased Premises and thereafter to restore the Leased Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant’s cost, and Tenant shall pay Landlord on demand as Additional Rent the cost of repairing any damage caused by such removal. If any lien (or a petition to establish such lien) is filed in connection with any alteration, Tenant shall discharge such lien (or petition) within thirty (30) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord.

12. Utilities and Services. Tenant, at its own expense and risk, shall arrange with the appropriate utility companies and service providers for the provision to the Leased Premises of water, sewer, trash collection, electricity, gas, telephone, window washing, landscaping, snow removal, and all other utilities and services desired by Tenant. Tenant shall pay directly to the appropriate utility companies and service providers all charges for all utilities consumed in and services performed for the Leased Premises, as and when such charges become due and payable. To the extent the invoices for any such utilities and services are received by Landlord, at Landlord’s option, Tenant shall either pay the charge for such utilities and services directly to the utility or service provider or reimburse Landlord for such charges.

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a. Tenant shall not, at any time, permit any lien or claim to be filed against the Leased Premises or any part thereof on account of any expenses, deposits or charges for any of said utilities services and shall save Landlord harmless therefrom and from the payment thereof. Tenant shall also maintain, regular trash disposal and maintenance services in order to insure that the Leased Premises are kept at all times in a clean, orderly and neat condition, so as not to be offensive to surrounding occupants or the public. The Leased Premises shall never at any time be operated by Tenant so as to constitute a nuisance.

13. Liens. Tenant agrees that Tenant shall not suffer or permit any vendor’s, mechanic’s, laborer’s or materialman’s statutory or similar lien to be filed against the Leased Premises or related improvements or any interest of Landlord or Tenant therein by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Leased Premises or related improvements, Tenant shall, within thirty (30) days after the filing thereof, cause the same to be released and discharged.

a. If Tenant shall fail to cause any such lien to be discharged within such period aforesaid, then, in addition to any other right or remedy hereunder Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings or otherwise. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the maximum lawful contract rate per annum from the respective dates of Landlord’s making of the payment or incurring of the cost and expense shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

14. Assignment and Subletting. Tenant shall not voluntarily or by operation of law, directly or indirectly, assign, transfer, mortgage, or otherwise encumber, all or any part of Tenant’s interests in this Lease or in the Leased Premises, without Landlord’s prior written consent, which consent may be withheld or granted in Landlord’s sole discretion. Any attempted assignment of this Lease by Tenant without such consent shall be void, and shall constitute a material default and breach of this Lease by Tenant. If at any time during the Lease Term Tenant desires to Assign or Sublease all or part of this Lease or the Leased Premises, then Tenant shall give not less than thirty days’ prior written notice to Landlord containing the following information: the identity of the proposed assignee or subtenant and a description of its business; the terms of the proposed Assignment or Sublease; the commencement date of the proposed assignment or sublease; the area proposed to be assigned or sublet; and financial statements for the prior five (5) years of such proposed assignee or subtenant. Landlord shall keep all such information provided by Tenant to Landlord confidential and shall only use such information for the purpose of determining its approval of the requested assignment or sublease; provided, however, Landlord may disclose, distribute or discuss such information) to and with its employees, lenders and consultants, including its attorneys, accountants and bankers. Landlord shall have thirty (30) days after receipt by Landlord of a written request from Tenant to respond and the failure to respond shall be deemed denied by Landlord. Neither Landlord’s consent to any assignment or sublease, nor Landlord’s collection or acceptance of rent from any assignee or subtenant, shall be construed as (i) waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal, or (ii) as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord’s prior written consent to any subsequent Assignment or Sublease. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant.

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15. Signs. Tenant shall have the right to place, erect and/or install on the Leased Premises such signs as Landlord shall permit. Any signs permitted by Landlord shall not be in violation of any existing laws, ordinances or governmental regulations imposed at the time the same are placed, erected and/or installed.

16. Subordination\Non-Disturbance and Attornment. This Lease shall be subject and subordinate at all times to the lien of any mortgage or mortgages, to all funds intended to be secured thereby, and to any renewals, modifications, amendments, consolidations, replacements, extensions recasting or refinancings thereof. A Lender holding a Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holder of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such Lender in confirmation thereof. At the request of Tenant in each instance, Landlord shall use commercially reasonable efforts to obtain for Tenant a non-disturbance agreement (the “Non Disturbance Agreement”) providing for the continuation of this Lease in the event of any such transfer of the Leased Premises (subject to the terms and conditions contained therein), on the standard form of each Lender. Within five (5) business days after Landlord’s request, Tenant shall execute documents required by Lender confirming the foregoing subordination. Tenant appoints Landlord as Tenant’s attorney-in-fact to execute any such document for Tenant.

a. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Leased Premises or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, within five days of a written request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease.

17. Assignment by Landlord. Landlord shall have the unqualified and unconditional right to transfer and assign, in whole or in part, all of Landlord’s rights and obligations hereunder and in the Leased Premises. In such event and upon such transfer or assignment, no further liability or obligation shall thereafter accrue against Landlord hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the future performance of Landlord’s obligations hereunder.

18. Estoppel Certificate. Within five (5) business days’ after Landlord’s request therefor, Tenant shall execute and deliver to Landlord an accurate written statement (on a form to be provided by Landlord) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such default if any are claimed and further certifying that there is no existing basis for cancellation or termination of this Lease by Landlord. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Leased Premises. Tenant’s failure to deliver such statement with the five (5) business day period stated above shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may permitted by Landlord, and, that there are no uncured defaults in Landlord’s performance hereunder, and that not more than one (l) month’s rent has been paid in advance.

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19. Default of Tenant. The following events unless cured within the applicable time specified in the paragraph describing such event, or, if no time is specified, within the time specified in Section 19(k), below shall be deemed to be events of default by Tenant under this Lease:

a. Tenant shall fail to pay any portion of the Rent required to be paid hereunder or shall fail to pay any other financial obligation imposed upon Tenant by the terms hereof as and when due; provided however, that with respect to the first (lst such failure in any twelve (12) month period only, no default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord provides written notice thereof to Tenant.

b. Tenant shall fail to comply with any term, provision or covenant of this Lease other than as referred to in Section l 9(a) above and shall not commence to correct such failure within thirty (30) days after written notice thereof to Tenant from Landlord specifying such failure, or having so commenced to correct such failure neglects and fails to prosecute such correction with due diligence to completion.

c. Tenant shall desert or vacate any part of the Leased Premises.

d. Tenant shall apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant’s or Guarantor’s assets.

e. Tenant shall file a voluntary petition in bankruptcy or admit in writing Tenant’s inability to pay Tenant’s debts as they become due.

f. Tenant shall make a general assignment for the benefit of Tenant’s creditors.

g. Tenant shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law.

h. Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceedings.

i. If a levy under execution or attachment shall be made against Tenant and Tenant’s property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of sixty (60) days after such levy.

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j. If an order, judgment or decree shall be entered by any court or competent jurisdiction on the application of a creditor adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointment of a receiver, trustee or liquidator of Tenant, or of all or substantially all of Tenant’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) consecutive days.

k. The failure by Tenant to observe or perform any material covenant, condition, or provision in this Lease not already specifically mentioned in this Section 19, where such failure continues for thirty (30) days after written notice from Landlord notifying Tenant of such failure; provided, however, that if the nature of Tenant’s failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion.

20. Landlord’s Remedies. Following an Event of Default, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Leased Premises. The provisions of this Section 20 shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to re-enter the Leased Premises or terminate this Lease, except as required by law. If necessary, Landlord may proceed to recover possession of the Leased Premises under applicable law, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to Tenant’s liability for all Base Rent, Additional Rent and other sums specified herein. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any right of renewal, expansion, first offer or refusal and any right to purchase the Leased Premises contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, Additional Rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Leased Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of Tenant’s default (including, but not limited to, late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord’s election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and Additional Rent due or which would have become due from the date of Tenant’s default through the remainder of the Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Term would have expired but for Tenant’s default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Leased Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Additional Rent or other sums that are or may be projected to be received by Landlord upon reletting of the Leased Premises or (b) Landlord’s determination as to the fair market value and projected vacancy period shall be presumptively correct and Tenant shall have the burden of proving otherwise by clear and convincing evidence. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Leased Premises for a term extending beyond the scheduled expiration of the Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated in the period extending beyond the scheduled expiration of the Term (collectively, the “Extra Rent”) against Landlord’s damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Leased Premises as set forth above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid Base Rent and Additional Rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.

21. Landlord’s Rights Cumulative. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

22. Default of Landlord. In the event Landlord defaults in its obligations to Tenant under this Lease and if such default continues for thirty (30) days following written notice from Tenant to Landlord (provided that if the default cannot be cured within the said thirty (30) days, Landlord shall not be in default of this Lease as long as Landlord has promptly commenced to cure the default and is diligently progressing to cure the default), then Tenant may (i) cure the matter complained of and invoice Landlord for the cost thereof, or (ii) pursue any other remedy available under the terms of this Lease or at law or in equity. Tenant shall not have the right to set off, recoup, abate or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any Rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute and independent action against Landlord, which action shall not be consolidated with any action of Landlord.

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23. Redelivery of Leased Premises. Tenant shall, upon termination or cancellation of this Lease, peacefully quit, surrender and deliver unto Landlord the Leased Premises in as good a condition as when received, with the exception of normal wear and tear, fire, the elements, damage covered by insurance, acts of God, civil riot, war, insurrection or other unavoidable casualty.

24. Eminent Domain. If the whole of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, this Lease shall terminate effective when the physical taking of the Leased Premises shall occur and the Rent, and any other payments to be made by Tenant to Landlord pursuant to the terms hereof, shall be paid only to the date of such termination and adjusted to that date. If only a portion of the Leased Premises shall be thus taken or sold, Landlord may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate effective when the physical taking thereof shall occur. In the event only a portion of the Leased Premises shall be taken in condemnation as set forth above and Landlord does not elect to terminate this Lease, then this Lease shall continue in full force and effect and the Rent payable by Tenant hereunder shall be adjusted and proportionately reduced.

25. Quiet Enjoyment. Landlord covenants that Landlord is lawfully seized of the Leased Premises and has full right and authority to make and enter into this Lease and that Tenant shall have the quiet and peaceable possession of the Leased Premises during the primary and any renewal term hereof so long as Tenant is not in default in any of the terms and provisions of this Lease.

26. Inspection of Leased Premises. Landlord shall have the right to enter upon the Leased Premises or any portion thereof at any reasonable time and from time to time for the purpose of inspecting the same or for the purpose of exhibiting the Leased Premises to others interested in purchasing the same or in future leasing or rental thereof or for the purpose of correcting any condition which may exist thereon which is in violation of this Lease or for any other reasonable purpose, whether the same relates to safety, protection, preservation, cleaning or improvement of the Leased Premises or otherwise; PROVIDED, HOWEVER, nothing herein contained shall prevent Landlord from entering upon the Leased Premises at any time and under any condition for the purpose of correcting any emergency or to prevent the breach of this Lease or the violation of any ordinance, statute or law by Tenant and Landlord shall not in any event be liable for inconvenience, annoyance, disturbance or damage to Tenant by reason of such inspection.

27. Damage or Destruction. If the improvements located on the Leased Premises are totally or partially damaged or destroyed, by fire or other casualty, then promptly after such damage or destruction, Tenant shall repair, rebuild or restore all damaged improvements on or about the Leased Premises so as to make the Leased Premises at least equal in value to the Leased Premises existing immediately prior to such damage or destruction. All such repair, rebuilding or restoration shall be at Tenant’s expense; provided, however that, to the extent necessary to effect such repair, rebuilding or restoration, Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord after deduction of any costs incurred in connection with the collection thereof, including reasonable attorneys’ fees. Payment to Tenant of such net proceeds shall be made in accordance with reasonable procedures customarily required in connection with construction loans. Tenant shall deliver to Landlord for Landlord’s prior written approval the plans and specifications, as well as a schedule setting forth the estimated monthly draws for such work. If Landlord does not respond to Tenant in writing of its disapproval of the plans and specifications within thirty (30) days after the receipt by Landlord of a written request from Tenant, Tenant’s request shall be deemed approved by Landlord. Upon Landlord’s approval thereof, Tenant will begin such repairs, rebuilding or restoration and will prosecute the same to completion with diligence and in accordance with the terms and conditions contained in Section 11 of this Lease. Landlord and its architects and engineers shall have the right, at Tenant’s expense, to inspect the Leased Premises from time to time during such repair, rebuilding and restoration. In no event, however, shall Landlord have any liability whatsoever for any defects in the design or construction, or the compliance of the plans and specifications with Laws. In no event shall any damage or destruction allow Tenant to abate the payment of Base Rent or Additional Rent or terminate this Lease.

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28. General Terms, Covenants and Agreements.

a. Time of Essence. It is mutually agreed that time is of the essence in the performance of each and every term, covenant and condition of this Lease.

b. Entirety, Amendments and Waiver. This Lease constitutes the entire understanding and agreement by and between the parties hereto relative to the subject matters herein set forth. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained herein. This Lease supersedes all prior oral or written negotiations, agreements and covenants relative to the subject matters herein contained. No amendment or modification of the terms of this Lease shall be deemed valid unless first reduced to writing and signed by both parties hereto and no waiver of any of the terms of this Lease shall be binding unless reduced to writing and signed by the party or parties sought to be charged with such waiver.

c. Invalidity or Unenforceability. Should any clause or provision of this Lease be determined by a court of competent jurisdiction to be invalid, void or voidable for any reason, such invalid, void or voidable clause or provision shall not affect the whole of this Lease and the balance of the provisions hereof shall remain in full force and effect. Further, if the original intent of any clause or provision held to be invalid, void or voidable can be preserved and such invalid, void or voidable clause or provision corrected by revision of the verbiage utilized in this Lease then the parties hereto shall enter into such written amendments to this Lease as shall be necessary in order to effectuate the enforceability of such clause or provision and the original intent of the parties as reflected hereunder.

d. Binding Effect. It is agreed that the provisions, covenants and conditions of this Lease shall be binding upon and inure to the benefit of Tenant, its successors and assigns, to the extent assignment is specifically permitted hereunder, and shall be binding upon and inure to the benefit of Landlord, its successors and assigns.

e. Notices and Communications. All notices required or which may be given under the terms of this Lease or any other communications between Landlord and Tenant provided by the terms hereof or pertaining or relating to this Lease shall be deemed to be properly given and served if reduced to writing and (a) personal delivery (b) reputable overnight delivery service (including Federal Express, UPS or DHL) (c) fax (with acknowledgment of receipt, or (d) email, in each case to the respective address or number indicated or later provided by Landlord or Tenant pursuant to this Section sent by registered or certified mail, postage prepaid, with return receipt requested, and if intended for Landlord addressed to Landlord, c/o Robert B. Rosene, Jr, 2520 E. 45th St., Tulsa, OK 74105, email: bob@summitexp.com with a copy, which shall not constitute notice, to Hall Estill, 320 S. Boston Ave., Suite 200, Tulsa, OK 74103, Attn: Vaden F. Bales, Email: vbales@hallestill.com, and if intended for Tenant addressed to Tenant at the Leased Premises to the attention of Warren F. Kruger, Email: wfk@gstmfg.com, 1613 E. 15th, Tulsa, OK 74120. A notice will be deemed to have been made on the date (i) of delivery with respect to (a), (ii) of delivery or the date on which delivery was refused as indicated on the delivery service’s record of deliver with respect to (b), and (iii) indicated on the confirmation or transmission of receipt if transmitted during business hours, or the next business day if transmitted after business hours with respect to (c) and (d). Either party hereto may change the address to which notice is to be sent to such party by prior written notice to the other.

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f. Paragraph Captions. The paragraph captions throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions hereof.

g. Applicable Law. This Lease has been prepared in accordance with the laws of the State of Iowa and is to be interpreted, construed and enforced in accordance with the laws of said State. For the purposes of interpretation and enforcement of the provisions hereof, this Lease shall be conclusively deemed to have been prepared jointly by the Landlord and Tenant and not by one party to the exclusion of the other.

h. Duplicate Originals. Any fully executed copy of this Lease shall be deemed for all purposes as a duplicate original hereof.

i. Gender. Whenever used herein the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to both genders.

j. Agency. Nothing herein contained shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties, nor shall any act of the parties hereto be deemed to create any relationship between the parties other than the relationship of Landlord and Tenant.

k. Attorney Fees and Costs. In the event either party hereto shall file an action to enforce any agreement contained in this Lease or for breach of any covenant or condition hereof, then the prevailing party in any such action shall be entitled to recover from the other party or parties a reasonable attorney’s fee for the services of the prevailing parties’ attorney, together with any and all costs of such action, said fees to be fixed by a court having competent jurisdiction over the subject matter in dispute.

29. Security Deposit. None.

30. Indemnities.

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a. “Hazardous Substances” means any toxic or hazardous wastes, pollutants, or substances, including, without limitation, asbestos, PCBs, petroleum products and by products, substances defined or listed as “hazardous substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1902, et seq., hazardous waste identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, 15 U.S.C. 2601 et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. 1251 et seq., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local environmental laws, as the same may be from time to time amended.

b. Tenant hereby agrees to indemnify and hold Landlord, its affiliates, members, managers, officers, directors, employees and agents (“Landlord Group”) harmless from and against, and shall reimburse the Landlord Group for, any and all loss, claim, liability, damages, injunctive relief, injuries to person, property or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any Hazardous Substance at or from the Leased Premises, whether foreseeable or unforeseeable, regardless of the source of such release or when such foregoing indemnity includes, without limitation, all cost in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances to the extent required by or appropriate under applicable environmental laws, all reasonable costs of determining whether the Leased Premises are in compliance with applicable environmental laws and causing the Leased Premises to be in compliance with all applicable environmental laws, all costs associated with claims from damages to person, property, or natural resources, and Landlord Group’s reasonable attorneys’ and consultants’ fees and court costs.

c. Tenant agrees to indemnify, defend, and hold Landlord Group harmless from and against all losses, claims, liabilities, damages, costs, expenses, action or cause of action suffered by or claimed against any member of Landlord Group directly or indirectly based on, or arising out of, in whole or in part (i) the use, condition, operation, maintenance, repair, alteration, and occupancy of the Leased Premises or the business conducted therein or therefrom (ii) any act, omission, negligence, or willful misconduct of Tenant, its members, managers, employees, contractors, and invitees, or (iii) any accident, injury, death, or damage to the person, property or business of Tenant, its members, managers, officers, employees, contractors and invitees, or any other person, that shall happen at, in, or upon the Leased Premises or arising out of the conduct of Tenant’s business thereon, however occurring.

d. This Section 30 shall be binding upon Tenant’s successors and assigns and shall inure to the benefit of the Landlord’s successors and assigns and shall survive, and remain in full force after, the date hereof and the termination of this lease and any renewals hereof.

Signature Page Follows

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IN WITNESS WHEREOF, Landlord and Tenant have each executed this Lease Agreement effective the day and year hereinabove first written.

LANDLORD

GREYSTONE REAL ESTATE, L.L.C.,
an Oklahoma limited liability company

By:	/s/ Robert B. Rosene , Jr.
Robert B. Rosene, Jr., Manager

TENANT

GREYSTONE MANUFACTURING, L.L.C.,
an Oklahoma limited liability company

By:	/s/ Warren F, Kruger
Warren F. Kruger, Manager

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EXHIBIT”A”

Legal Descriptions of Leased Premises

1.	2600 Shoreline Drive, Bettendorf, IA 52722, whose legal description is Lot 2, Riverside Development Park, 3rd Addition to the City of Bettendorf, Scott County, Iowa.

2.	2601 Shoreline Drive, Bettendorf, IA 52722 whose legal description is Lot 3, Riverside Development Park, 5th Addition to the City of Bettendorf, Scott County, Iowa.

i